EXHIBIT (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 25, 2008, relating to the financial statements and financial highlights of HighMark Funds, including Balanced Fund, Cognitive Value Fund, Core Equity Fund, Enhanced Growth Fund, International Opportunities Fund, Large Cap Growth Fund, Large Cap Value Fund, Small Cap Advantage Fund, Small Cap Value Fund, Value Momentum Fund, Capital Growth Allocation Fund, Diversified Equity Allocation Fund, Growth & Income Allocation Fund, Income Plus Allocation Fund, Bond Fund, California Intermediate Tax-Free Bond Fund, National Intermediate Tax-Free Bond Fund, Short Term Bond Fund, California Tax-Free Money Market Fund, Diversified Money Market Fund, U.S. Government Money Market Fund, and 100% U.S. Treasury Money Market Fund, appearing in the Annual Report on Form N-CSR of HighMark Funds for the year ended July 31, 2008, which is incorporated by reference in such Registration Statement. We also consent to the references to us under the following headings, all of which are included or incorporated by reference in such Registration Statement:

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“Proposals 1, 2, 3 and 4: Reorganizations of the Acquired Funds into the Acquiring Funds – Comparison of Service Providers” in the combined Prospectus/Proxy Statement

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“Financial Highlights” in Appendix E to the combined Prospectus/Proxy Statement

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“Annual Report” in the Statement of Additional Information for HighMark Funds included in this Registration Statement

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“Independent Registered Public Accounting Firm” and “Disclosure of Non-Public Portfolio Holdings” in the Statement of  Additional Information for HighMark Funds dated December 1, 2008

/s/ Deloitte & Touche LLP

February 23, 2009